Aston Funds
                   File No.: 811-8004
                   EXHIBIT TO ITEM 77I

Terms of New or Amended Securities


Aston/River Road Small Cap Value Fund - Class I
The Aston/River Road Small Cap Value Fund has issued Class
I shares of beneficial interest. Each share of the Class I shares of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Trust Instrument for the Aston Funds.
A description of Class I shares of the Aston/River Road
Small Cap Value Fund is incorporated by reference to the Post-Effective Amendment No. 75 to the Registration
Statement as filed with the SEC via EDGAR on December 1, 2006 (Accession No. 0000950137-06-013112).


Aston/Optimum Large Cap Opportunity Fund- Class N
The Aston/Optimum Large Cap Opportunity Fund has issued
Class N shares of beneficial interest. Each share of the Class N shares of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Trust Instrument for the Aston Funds.
A description of Class N shares of the Aston/Optimum Large
Cap Opportunity Fund is incorporated by reference to the Post-Effective Amendment No. 76 to the Registration
Statement as filed with the SEC via EDGAR on December 22, 2006 (Accession No. 0000950137-06-014098).

Aston/River Road Small-Mid Cap Fund - Class N
The Aston/River Road Small-Mid Cap Fund has issued Class N shares of beneficial interest. Each share of the Class N shares of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Trust Instrument for the Aston Funds.
A description of Class N shares of the Aston/River Road
Small-Mid Cap Fund is incorporated by reference to the Post-Effective Amendment No. 79 to the Registration
Statement as filed with the SEC via EDGAR on March 27, 2007
(Accession No. 0000950137-07-004556).